Exhibit 99.1

NEWS RELEASE
Construction Partners, Inc. Announces Fiscal 2024 First Quarter Results

Q1 Revenue up 16% Compared to Q1 FY23
Q1 Net Income of $9.8M & EPS of $0.19 Compared to $1.9M & $0.04 in Q1 FY23
Q1 Adjusted EBITDA Up 50% Compared to Q1 FY23
Company Reports Record Backlog of $1.62 Billion

DOTHAN, AL, February 9, 2024 – Construction Partners, Inc. (NASDAQ: ROAD) (“CPI” or the “Company”), a vertically integrated civil infrastructure company specializing in the construction and maintenance of roadways across six southeastern states, today reported financial and operating results for its fiscal first quarter ended December 31, 2023.
Fred J. (Jule) Smith, III, the Company’s President and Chief Executive Officer, said, “We had a strong start to our fiscal year with substantial first quarter top-line and bottom-line growth, sustained by the robust demand environment for our infrastructure services. We are pleased to report significant first quarter period-over-period revenue and profit growth, strong cash flow from operations, and a new record backlog of $1.62 billion. Throughout our geographic footprint in the Southeast, we continue to experience a steady bidding environment supported by strong state funding programs, activity funded by the Infrastructure Investment and Jobs Act (IIJA), and a sustained commercial market. Our team’s hard work, operational proficiency, dedication to detail and focus on safety continue to support CPI’s strategic priorities outlined in our ROAD-Map 2027.”
Revenues were $396.5 million in the first quarter of fiscal 2024, an increase of 16% compared to $341.8 million in the same quarter last year. The increase included $29.6 million of revenues attributable to acquisitions completed during or subsequent to the three months ended December 31, 2022 and an increase of approximately $25.1 million of revenues in the Company’s existing markets from contract work and sales of HMA and aggregates to third parties. The mix of total revenue growth for the quarter was approximately 7.3% organic revenue and approximately 8.7% from these recent acquisitions.
Gross profit was $51.9 million in the first quarter of fiscal 2024, compared to $30.5 million in the same quarter last year.
General and administrative expenses were $36.0 million in the first quarter of fiscal 2024, compared to $29.7 million in the same quarter last year, and as a percentage of total revenue, were 9.1% and 8.7% respectively.
Net income was $9.8 million and diluted earnings per share were $0.19 in the first quarter of fiscal 2024, compared to net income of $1.9 million and diluted earnings per share of $0.04 in the same quarter last year.
Adjusted EBITDA(1) in the first quarter of fiscal 2024 was $40.9 million, an increase of 50% compared to $27.2 million in the same quarter last year.
Project backlog was a record $1.62 billion at December 31, 2023, compared to $1.47 billion at December 31, 2022 and $1.60 billion at September 30, 2023.
Fiscal Year 2024 Outlook
The Company is maintaining its outlook for fiscal year 2024 with regard to revenue, net income, Adjusted EBITDA and Adjusted EBITDA Margin, as follows:
•Revenue in the range of $1.750 billion to $1.825 billion
•Net income in the range of $63 million to $70 million
(1) Adjusted EBITDA and Adjusted EBITDA Margin are financial measures not presented in accordance with generally accepted accounting principles (“GAAP”). Please see “Reconciliation of Non-GAAP Financial Measures” at the end of this press release.

•Adjusted EBITDA(1) in the range of $197 million to $219 million
•Adjusted EBITDA Margin(1) in the range of 11.3% to 12.0%
Ned N. Fleming, III, the Company’s Executive Chairman, stated, “Today’s infrastructure demand for public projects to repair, maintain and expand roads, build new construction and expansion projects, and support commercial growth due to the significant U.S. migration to the Sunbelt is fueling top-line growth and margin expansion for CPI. Our business model continues to demonstrate resilience and scalability as we expand our relative market share and capitalize on healthy funding programs at both the state and federal level, as well as a vibrant commercial market throughout the Southeast. The Board and I are pleased with the strength of the organization, its leadership and the commitment of our team to continue to grow the Company and enhance value for all of our stakeholders.”
Conference Call
The Company will conduct a conference call today at 10:00 a.m. Eastern Time (9:00 a.m. Central Time) to discuss financial and operating results for the fiscal quarter ended December 31, 2023. To access the call live by phone, dial (412) 902-0003 and ask for the Construction Partners call at least 10 minutes prior to the start time. A telephonic replay will be available through February 16, 2024 by calling (201) 612-7415 and using passcode ID: 13743799#. A webcast of the call will also be available live and for later replay on the Company’s Investor Relations website at www.constructionpartners.net.
About Construction Partners, Inc.
Construction Partners, Inc. is a vertically integrated civil infrastructure company operating across six southeastern states. Supported by its hot-mix asphalt plants, aggregate facilities and liquid asphalt terminals, the company focuses on the construction, repair and maintenance of surface infrastructure. Publicly funded projects make up the majority of its business and include local and state roadways, interstate highways, airport runways and bridges. The company also performs private sector projects that include paving and sitework for office and industrial parks, shopping centers, local businesses and residential developments. To learn more, visit www.constructionpartners.net.
Cautionary Note Regarding Forward-Looking Statements
Certain statements contained herein that are not statements of historical or current fact constitute “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934. These statements may be identified by the use of words such as “may,” “will,” “expect,” “should,” “anticipate,” “intend,” “project,” “outlook,” “believe” and “plan.” The forward-looking statements contained in this press release include, without limitation, statements related to financial projections, future events, business strategy, future performance, future operations, backlog, financial position, estimated revenues and losses, projected costs, prospects, plans and objectives of management. These and other forward-looking statements are based on management’s current views and assumptions and involve risks and uncertainties that could significantly affect expected results. Important factors could cause actual results to differ materially from those expressed in the forward-looking statements, including, among others: our ability to successfully manage and integrate acquisitions; failure to realize the expected economic benefits of acquisitions, including future levels of revenues being lower than expected and costs being higher than expected; failure or inability to implement growth strategies in a timely manner; declines in public infrastructure construction and reductions in government funding, including the funding by transportation authorities and other state and local agencies; risks related to our operating strategy; competition for projects in our local markets; risks associated with our capital-intensive business; government requirements and initiatives, including those related to funding for public or infrastructure construction, land usage and environmental, health and safety matters; unfavorable economic conditions and restrictive financing markets; our ability to obtain sufficient bonding capacity to undertake certain projects; our ability to accurately estimate the overall risks, requirements or costs when we bid on or negotiate contracts that are ultimately awarded to us; the cancellation of a significant number of contracts or our disqualification from bidding for new contracts; risks related to adverse weather conditions; our substantial indebtedness and the restrictions imposed on us by the terms thereof; our ability to maintain favorable relationships with third parties that supply us with equipment and essential supplies; our ability to retain key personnel and maintain satisfactory labor relations; property damage, results of litigation and other claims and insurance coverage issues; risks related to our information technology systems and infrastructure; our ability to maintain effective internal control over financial reporting; and the risks, uncertainties and factors set forth under “Risk Factors” in the Company’s most recent Annual Report on Form 10-K and its subsequently filed Quarterly Reports on Form 10-Q. Forward-looking statements speak only as of the date they are made. The Company assumes no obligation to update forward-looking statements to reflect actual results, subsequent events, or circumstances or other changes affecting such statements except to the extent required by applicable law.

Contacts:
Rick Black / Ken Dennard
Dennard Lascar Investor Relations
ROAD@DennardLascar.com
(713) 529-6600
- Financial Statements Follow –

Construction Partners, Inc.
Consolidated Statements of Comprehensive Income
(unaudited, in thousands, except share and per share data)

	For the Three Months Ended December 31,
	2023	2022
Revenues	$396,505	$341,779
Cost of revenues	344,625	311,283
Gross profit	51,880	30,496
General and administrative expenses	(35,981)	(29,725)
Gain on sale of property, plant and equipment, net	836	168
Gain on facility exchange	—	5,389
Operating income	16,735	6,328
Interest expense, net	(3,746)	(3,960)
Other (expense) income	(28)	34
Income before provision for income taxes	12,961	2,402
Provision for income taxes	3,118	510
Net income	9,843	1,892
Other comprehensive loss, net of tax
Unrealized loss on interest rate swap contract, net	(7,105)	(1,292)
Unrealized gain on restricted investments, net	400	36
Other comprehensive loss	(6,705)	(1,256)
Comprehensive income	$3,138	$636

Net income per share attributable to common stockholders:
Basic	$0.19	$0.04
Diluted	$0.19	$0.04

Weighted average number of common shares outstanding:
Basic	51,892,426	51,824,948
Diluted	52,430,864	52,120,584

Construction Partners, Inc.
Consolidated Balance Sheets
(in thousands, except share and per share data)

	December 31,	September 30,
	2023	2023
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$68,738	$48,243
Restricted cash	973	837
Contracts receivable including retainage, net	255,529	303,704
Costs and estimated earnings in excess of billings on uncompleted contracts	30,439	27,296
Inventories	96,662	84,038
Prepaid expenses and other current assets	9,029	9,306
Total current assets	461,370	473,424
Property, plant and equipment, net	561,661	505,095
Operating lease right-of-use assets	18,415	14,485
Goodwill	176,530	159,270
Intangible assets, net	19,791	19,520
Investment in joint venture	87	87
Restricted investments	14,585	15,079
Other assets	23,711	32,705
Total assets	$1,276,150	$1,219,665
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$131,749	$151,406
Billings in excess of costs and estimated earnings on uncompleted contracts	88,649	78,905
Current portion of operating lease liabilities	3,479	2,338
Current maturities of long-term debt	15,000	15,000
Accrued expenses and other current liabilities	24,055	31,534
Total current liabilities	262,932	279,183
Long-term liabilities:
Long-term debt, net of current maturities and deferred debt issuance costs	427,064	360,740
Operating lease liabilities, net of current portion	15,493	12,649
Deferred income taxes, net	34,509	37,121
Other long-term liabilities	14,993	13,398
Total long-term liabilities	492,059	423,908
Total liabilities	754,991	703,091
Commitments and contingencies
Stockholders’ equity:
Preferred stock, par value $0.001; 10,000,000 shares authorized and no shares issued and outstanding at December 31, 2023 and September 30, 2023	—	—
Class A common stock, par value $0.001; 400,000,000 shares authorized, 43,896,017 shares issued and 43,828,855 shares outstanding at December 31, 2023, and 43,760,546 shares issued and 43,727,680 shares outstanding at September 30, 2023	44	44
Class B common stock, par value $0.001; 100,000,000 shares authorized, 11,921,463 shares issued and 8,998,511 shares outstanding at December 31, 2023 and September 30, 2023	12	12
Additional paid-in capital	270,113	267,330
Treasury stock, Class A common stock, par value $0.001, at cost, 67,162 shares of Class A common stock at December 31, 2023 and 32,866 shares of Class A common stock at September 30, 2023	(1,514)	(178)
Treasury stock, Class B common stock, par value $0.001, at cost, 2,922,952 shares at December 31, 2023 and September 30, 2023	(15,603)	(15,603)
Accumulated other comprehensive income, net	11,989	18,694
Retained earnings	256,118	246,275
Total stockholders’ equity	521,159	516,574
Total liabilities and stockholders’ equity	$1,276,150	$1,219,665

Construction Partners, Inc.
Consolidated Statements of Cash Flows
(unaudited, in thousands)

	For the Three Months Ended December 31,
	2023	2022
Cash flows from operating activities:
Net income	$9,843	$1,892
Adjustments to reconcile net income to net cash, cash equivalents and restricted cash provided by operating activities:
Depreciation, depletion, accretion and amortization	21,121	18,375
Amortization of deferred debt issuance costs	74	77
Unrealized loss on derivative instruments	226	1,007
Provision for bad debt	281	40
Gain on sale of property, plant and equipment	(836)	(168)
Gain on facility exchange	—	(5,389)
Realized loss on sales, calls and maturities of restricted investments	23	1
Share-based compensation expense	2,889	2,480
Deferred income tax benefit	(404)	(302)
Other non-cash adjustments	(86)	(55)
Changes in operating assets and liabilities, net of business acquisitions:
Contracts receivable including retainage, net	63,507	47,072
Costs and estimated earnings in excess of billings on uncompleted contracts	(2,203)	(2,498)
Inventories	(9,880)	(3,467)
Prepaid expenses and other current assets	1,079	(315)
Other assets	(320)	(343)
Accounts payable	(26,330)	(23,580)
Billings in excess of costs and estimated earnings on uncompleted contracts	8,554	2,314
Accrued expenses and other current liabilities	(8,322)	(9,661)
Other long-term liabilities	1,162	1,404
Net cash provided by operating activities, net of business acquisitions	60,378	28,884
Cash flows from investing activities:
Purchases of property, plant and equipment	(26,783)	(31,663)
Proceeds from sale of property, plant and equipment	2,460	1,607
Proceeds from facility exchange	—	36,422
Proceeds from sales, calls and maturities of restricted investments	1,013	170
Business acquisitions, net of cash acquired	(81,351)	(77,206)
Net cash used in investing activities	(104,661)	(70,670)
Cash flows from financing activities:
Proceeds from revolving credit facility	90,000	53,000
Repayments of long-term debt	(23,750)	(3,125)
Purchase of treasury stock	(1,336)	(139)
Net cash provided by financing activities	64,914	49,736
Net change in cash, cash equivalents and restricted cash	20,631	7,950
Cash, cash equivalents and restricted cash:
Cash, cash equivalents and restricted cash, beginning of period	49,080	35,559
Cash, cash equivalents and restricted cash, end of period	$69,711	$43,509

Supplemental cash flow information:
Cash paid for interest	$4,692	$4,064
Cash paid for operating lease liabilities	$884	$734
Non-cash items:
Operating lease right-of-use assets obtained in exchange for operating lease liabilities	$4,698	$4,361
Property, plant and equipment financed with accounts payable	$7,088	$4,953

Reconciliation of Non-GAAP Financial Measures

Adjusted EBITDA represents net income before, as applicable from time to time, (i) interest expense, net, (ii) provision (benefit) for income taxes, (iii) depreciation, depletion, accretion and amortization, (iv) equity-based compensation expense, and (v) loss on the extinguishment of debt. Adjusted EBITDA Margin represents Adjusted EBITDA as a percentage of revenues for each period. These metrics are supplemental measures of the Company’s operating performance that are neither required by, nor presented in accordance with, GAAP. These measures have limitations as analytical tools and should not be considered in isolation or as an alternative to net income or any other performance measure derived in accordance with GAAP as an indicator of the Company’s operating performance. The Company presents Adjusted EBITDA and Adjusted EBITDA Margin because management uses these measures as key performance indicators, and the Company believes that securities analysts, investors and others use these measures to evaluate companies in the Company’s industry. The Company’s calculation of Adjusted EBITDA and Adjusted EBITDA Margin may not be comparable to similarly named measures reported by other companies. Potential differences may include differences in capital structures, tax positions and the age and book depreciation of intangible and tangible assets.
The following table presents a reconciliation of net income, the most directly comparable measure calculated in accordance with GAAP, to Adjusted EBITDA and the calculation of Adjusted EBITDA Margin for the periods presented:

Construction Partners, Inc.
Net Income to Adjusted EBITDA Reconciliation
Fiscal Quarters Ended December 31, 2023 and 2022
(unaudited, in thousands)

	For the Three Months Ended December 31,
	2023	2022 (1)
Net income	$9,843	$1,892
Interest expense, net	3,746	3,960
Provision for income taxes	3,118	510
Depreciation, depletion, accretion and amortization	21,121	18,375
Share-based compensation expense	3,046	2,480
Adjusted EBITDA	$40,874	$27,217

(1) The Company has historically included within the definition of Adjusted EBITDA an adjustment for management fees and expenses related to the Company’s management services agreement with an affiliate of SunTx Capital Partners, a member of the Company’s control group. Effective October 1, 2023, the term of the management services agreement was extended to October 1, 2028. As a result of the term extension, the Company no longer views the management fees and expenses paid under the management services agreement as a non-recurring expense. Accordingly, periods commencing subsequent to September 30, 2023 do not include an adjustment for management fees and expenses, and the Company has recast comparative Adjusted EBITDA and Adjusted EBITDA Margin for the three months ended December 31, 2022 to conform to the current definition.

Construction Partners, Inc.
Net Income to Adjusted EBITDA Reconciliation
Fiscal Year 2024 Outlook
(unaudited, in thousands, except percentages)

	For the Fiscal Year Ending September 30, 2024
	Low	High
Net income	$63,000	$70,000
Interest expense, net	18,000	20,500
Provision for income taxes	21,200	23,600
Depreciation, depletion, accretion and amortization	83,600	93,100
Share-based compensation expense	11,200	11,800
Adjusted EBITDA	$197,000	$219,000
Revenues	$1,750,000	$1,825,000
Adjusted EBITDA Margin	11.3%	12.0%